EXHIBIT 99.1

December 15, 2025

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

Giving Voice to the Silent Stabilizer

Earlier this year, the Federal Home Loan Bank System was described as “the silent stabilizer of the banking system”.  This description captures us well: by executing on our foundational liquidity mission, the FHLBanks do play a stabilizing role in our country’s financial markets.  And while we may be the silent stabilizer, a recent study by the Urban Institute – The Value of the FHLBank System to Bank Liquidity and Stability – speaks volumes.

For its study, Urban reviewed call report data from 2002 to 2024 to evaluate the FHLBanks’ impact.  Notably, this timeframe includes three significant market stresses in which local lenders across the nation looked first to their FHLBank for certainty: the 2008 financial crisis, the onset of the COVID-19 pandemic in 2020, and the brief March 2023 bank crisis.  In each of these periods, the FHLBanks acted as a seawall of private capital – using our market-sourced liquidity to help our members weather those challenging environments.

Of course, the FHLBanks were not created solely to lend in times of stress – rather than resort to our funding, access to FHLBank liquidity is something our members plan for, depend on and incorporate into their funding strategies in all market environments.  This was also noted by Urban, with its study stating: “member banks use these advances for various purposes, including cash flow management, liquidity management, and asset liability management.  Advances are an integral part of day-to-day risk management.”

With an FHLBank System membership of nearly 6,500 institutions providing financial services in every community in the country, these advances – the funds FHLBanks loan out to members – serve to underpin the nation’s economy, providing reliable and on-demand access to cost-efficient credit for America’s local lenders.  This funding empowers our members to support businesses, create jobs and open doors to homeownership.

A stable banking system, with funds flowing out to customers and consumers nationwide, benefits all of us.  In its study, Urban states that “the core test of the FHLBank System’s stabilizing effects is whether membership reduces the likelihood of bank failure.  Bank failures impose costs on failed institutions and on the federal deposit insurance system and the broader economy.”  Urban references a 2024 Federal Reserve Bank of New York report – Tracing Bank Runs in Real Time – which found that more than 20 banks experienced runs in that period, and “almost all run banks borrowed from Federal Home Loan Banks” – or as the Urban study puts it, “most relied on FHLBank advances to survive.”  We are all aware of the banks that failed during that period, but lost in that are the banks that did not fail, the communities that did not lose their local lender, the borrowers whose lending relationship was not erased.

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The Urban study found that the FHLBanks’ liquidity mission benefits the U.S. economy to the tune of $13.2 billion to $21.4 billion annually, and saves U.S. homeowners $3.8 billion annually in lower cost mortgages.  But our value goes beyond dollars.  The U.S. banking sector is not limited to a handful of large, national institutions like in other countries, but rather thousands of local, community-based lenders – all supported by the FHLBanks, which turn our access to the global capital markets into a flow of reliable credit to Main Street lenders of all sizes, ensuring our members have the tools they need to serve their customers and communities.  We serve as the local lender’s local lender, fostering a resilient and diversified U.S. financial system that serves our continental economy, creating a global strategic advantage for the country.

In The Value of the FHLBank System to Bank Liquidity and Stability, Urban notes that it is planning two more reports that will “provide a comprehensive new framework to better understand the FHLBank System’s overall value.”  The FHLBanks may be the silent stabilizer, but the value our System provides, as detailed by Urban, is certainly something to talk about.

A Key Participant

The Urban Institute is not alone in its focus on the FHLBanks.  A recent paper from the Federal Reserve Bank of New York – Understanding the Federal Home Loan Bank System: What It Is and Why It Matters – highlights the FHLBank System’s “important role in monetary policy implementation.”  In the piece, its authors note that “Beyond supporting mortgage lending, the FHLBs provide a key source of liquidity during periods of financial stress.”  But the piece also makes it clear that, given our ability to access the capital markets on behalf of our members, we are essential to the U.S. economy in all environments.  As the authors state:

In supporting their members through advances, FHLBs not only have become key participants as cash lenders in money markets, such as the federal funds market, but also as borrowers from money market funds in short-term debt markets. This dual role of the FHLBs therefore makes the FHLB system a key participant in monetary policy implementation in the U.S.

FHLBNY Member Satisfaction Survey

The Urban Institute and Federal Reserve Bank findings come as no surprise to our members, the local lenders who put our funding to work in their communities.  Our partnership with our members is essential to economic growth and financial stability, and because of this, we are always focused on ensuring we are meeting our members’ needs.  That was the genesis of our recent Member Satisfaction Survey, which we launched in October and closed last month.  I am grateful to the more than 100 members that provided responses, feedback we will use to inform our efforts and develop new initiatives.  I was also pleased to see that our members rank both overall satisfaction with the FHLBNY and our overall reliability at 92 percent.  We do not take those high marks for granted, and in 2026, we will strive to capture that remaining eight percent.

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Broadening Our Relationships

The week of Thanksgiving is always focused on gratitude, and this year I was especially grateful to Steven Klein, chairman and CEO of Northfield Bank, and his institution for hosting our team on Staten Island on November 25 for a conversation with the Staten Island Economic Development Corporation and more than 100 local builders and developers – an opportunity to broaden our relationship with these key housing stakeholders.  Over the course of the evening, our Member Business and Community Investment groups provided the audience with an overview of the FHLBNY, our liquidity mission, our credit products and our housing and community development programs.  Builders and developers are critical to the housing ecosystem, to creating housing supply, and to helping so many achieve homeownership – but they may not always be aware of the tools FHLBanks have at the ready to assist in these efforts.  The Northfield Bank team brought us together with this audience to start this conversation, one we are hopeful will result in creating more housing opportunities across our District.

FHLBNY Board Update

That Steven Klein, who also serves as an FHLBNY Member Director, would arrange such an event is reflective of a Board of Directors that not only shares our commitment to our mission, but is key to our housing and community development efforts.  At the FHLBNY, we benefit from a Board that is active and engaged, and focused on our members and the communities we serve.  And next year, we will benefit from the leadership of Stephen S. Romaine, chairman and CEO of Tompkins Community Bank, who was elected by the Board to serve as its Vice Chair for a two-year term beginning January 1, 2026.

We will also continue to benefit from the insights of Directors José R. Fernández and Josie J. Thomas, both of whom were re-elected by our members to serve four-year terms starting next year.  And our Board will gain additional expertise from its newest member, David Hanrahan, president and CEO of Century Savings Bank, who was elected to serve as a Member Director representing New Jersey.

While we are excited to welcome new and returning Directors, and to welcome new Board leadership, this month marks the final Board meeting for five Directors.  This includes our current Board Chair and Vice Chair, Larry E. Thompson and David J. Nasca – two of our longest-tenured Directors who have led the Board for the past two years.  In addition to Chair Thompson and Vice Chair Nasca, Directors Gerald L. Reeves, Ghillaine Reid Melbourne and William J. Turner, Jr. will depart the Board at year-end.

Our Board is vital to the success of our franchise, and the execution of our critical mission.  Across long and all too brief tenures alike, each of these departing Directors has made a tremendous impact on this Board and our cooperative – an impact that will continue to reverberate long after their service has ended.

Closing Out 2025

It was a year ago this month that the FHLBNY announced my appointment as the FHLBNY’s next president and CEO.  In the year that has followed, I have gained an even greater appreciation for the role and work of the FHLBNY and the benefit the FHLBanks provide all of us.  We cannot provide this benefit without our members.  It is our members that turn our funding into the loans that create homeownership and small business opportunities across our District.  And it is our partnership with our members that underscores each and every one of our grant programs.  As always, we are proud to serve as our members’ reliable partner.  I am grateful for your partnership, and I thank you for your business and your support of our cooperative over the past year.  My colleagues and I wish you all the best this holiday season, and we look forward to both closing out another strong year for the Federal Home Loan Bank of New York and further strengthening our cooperative in 2026.

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Sincerely,

Randolph C. Snook

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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